EXHIBIT 23.2




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            Consent of Independent Registered Public Accounting Firm



CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 23, 2014, relating to the financial statements and the effectiveness of CEL-SCI Corporation's internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2014.


                                              /s/ BDO USA, LLP

BDO USA, LLP
McLean, Virginia
August 24, 2015